Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 (No. 333-269741) of Angion Biomedica Corp. (the “Company”), of our report dated March 17, 2023, relating to the consolidated financial statements of the Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
April 26, 2023